                                                                   EXHIBIT 10.76


                              [VERITAS letterhead]


                                                                January 20, 2003



Paul Sallaberry
Executive Vice President, Worldwide Field Operations
Veritas Software Corporation
350 Ellis Street
Mountain View, CA 94043

         Re:      Employment Agreement

Dear Paul:

         This letter sets forth the agreement (the "AGREEMENT") between you and VERITAS Software Corporation and its affiliates and subsidiaries (together, the "COMPANY") relating to your employment with the Company. This Agreement is effective as of the date of its execution (the "EFFECTIVE DATE")

      1)    Position and Duties.

                  a. Effective as of January 31, 2003, or on such other date as agreed to by you and the Company, you agree that you will resign as, and no longer hold the position of, or perform the duties or have the responsibilities associated with the position of, Executive Vice President, Worldwide Field Operations of the Company. You further acknowledge that, as a result of your resignation, you will no longer be an officer, within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, as of the Effective Date. Upon your resignation from the position of Executive Vice President of World Wide Field Operations, you will continue to be employed by the Company, having the position of Executive Vice President, Sales Strategy. In such position you will report directly to me and your duties will include, among others, providing strategic advice and support to the CEO regarding sales and sales organization related matters.

                  b. During the period of your employment with the Company you will receive the compensation as described in
                           Section 2 below. In addition, during the period of your employment, you agree that you will (i) cooperate with and provide any transitional services to your successor to the role of Worldwide Field Operations Executive of the Company and (ii) be expected to devote your attention to the business of Company, and you will not render services to any other business without the Company's prior approval according to its Conflicts of Interest Policy.

      2)    Employment Benefits.

                  a. Compensation. As of the date of your resignation as EVP of Worldwide Field Operations, subject to your execution of the release set forth in Section 4 hereof and your compliance with Sections 5 and 6 hereof, the Company shall pay you a base salary at an annualized rate of $400,000 (the "BASE SALARY") during the period of your employment in accordance with the regular payroll practices of the Company, with such payroll deductions and withholding as required by law. You will not continue to participate in the Company's annual EPS Bonus Plan going forward but will remain eligible to participate and receive your bonus for the 2002 fiscal year according to the Company's 2002 EPS Bonus Plan. You will be eligible to receive performance bonuses at the discretion of the CEO and Compensation Committee.

                  b. Stock Options. Any stock options ("OPTIONS") held by you to purchase shares ("SHARES") of common stock of the Company pursuant to stock option awards ("OPTIONS AWARD AGREEMENTS") shall continue to vest in accordance with the terms of the Company's 1993 Equity Incentive Plan (the "PLAN") while you are employed by the Company.

                  c. Other Benefits. During the period of your employment, you will continue to be eligible for the normal health insurance, 401(k), employee stock purchase plan, vacation days and other benefits offered to all Company senior executives. During the period of your employment, you will continue to be eligible to be covered under the Company's medical, dental and life insurance programs.

      3) Separation Benefits. Upon termination of your employment with the Company for any reason, you will receive payment for all unpaid salary and vacation accrued to the date of your termination of employment. In such event, your benefits will be continued under the Company's then existing benefit plans and policies for so long as provided under the terms of such plans and policies and as required by applicable law. You agree that for the period of time over which you are receiving, or have received, severance benefits as provided below under this Section (the "Severance Period") plus three months from the conclusion of the Severance Period that you will not compete with the Company (including holding a board seat with companies that are a competitor of the Company) and that you will comply with the Company's Conflict of Interest Policy. You agree that upon your termination from the Company, except for a termination for Cause, you will execute a separation and general release agreement substantially in the form attached to this Agreement as EXHIBIT A.

                  a.       Compensation.

                                    1)   In the event that you are terminated
                                         without Cause by the Company at any
                                         time prior to December 31, 2003, you
                                         shall be entitled to a lump sum payment
                                         from the Company equal to the Base
                                         Salary you would have received had you
                                         continued to be employed through
                                         December 31, 2003.

                                    2)   Upon such a termination, you will no
                                         longer receive any salary or other cash
                                         compensation from the Company.

                  b. Stock Options. In accordance with the terms of the Plan, you shall have 90 days following the date of your employment termination with the Company to exercise any vested Options, and to the extent such Options are not exercised at the expiration of such period, such Options shall be forfeited and cancelled; provided, however, that to the extent you hold any vested Options having an exercise price that is above the closing price for the Company's common stock as of the Effective Date of this Agreement (the "UNDERWATER OPTIONS"), such Underwater Options shall be amended and you shall have twelve months following the termination date to exercise such Underwater Options. To the extent such Underwater Options are not exercised at the expiration of such period, such Underwater Options shall be forfeited and cancelled.

                  c. Continued Health Benefits. In the event that you are terminated without Cause by the Company at any time prior to December 31, 2003, the Company at its option shall, in each case through the earlier of (x) December 31, 2003 or (y) the date on which you become eligible for group insurance benefits from another employer, either (i) continue medical, dental, and vision benefits for you on substantially similar terms and at the same cost to you as prior to such termination (which may be through Company-paid coverage continuation under COBRA (as defined below) or (ii) make payments to you such that, after payment by you of all applicable taxes thereon, you retain an amount which, when added to the amount of your contribution, if any, to your health insurance arrangement as in effect prior to such termination will enable you to purchase medical, dental and vision benefits substantially similar to those you received immediately prior to such termination on substantially similar terms you received such benefits immediately prior to such termination without Cause.

                  d. COBRA. After December 31, 2003, you will be eligible to continue your current medical coverage (including health, dental and vision) under the Company group medical plan(s) pursuant to the Consolidated Budget Reconciliation Act of 1985, as amended ("COBRA") at your own expense for the period applicable under COBRA, subject to the applicable COBRA requirements and conditions. You will receive notice of how to continue your COBRA requirements from the Company's Human Resources Department.

                  e. For purposes of this Section 3, the term "CAUSE" means (i) gross negligence or willful misconduct in the performance of your duties to the Company (other than as a result of a disability) that has resulted or is likely to result in substantial and material damage to the Company; (ii) commission of any act of fraud with respect to the Company; or (iii) conviction of a felony or a crime involving moral turpitude, either of which causes material harm to the business and affairs of the Company. No act or failure to act by you shall be considered "negligence" or "willful" if done or omitted by you in good faith with reasonable belief that your action or omission was in the best interests of the Company. In addition, for "cause" to exist the Board of Directors must determine that your act or omission was the result of demonstrable misconduct that is materially injurious to the Company.


      4)    Release.

                  a. You agree to and do fully and completely release, discharge and waive any and all claims, complaints, causes of action or demands of whatever kind which you have or may have against the Company, its subsidiaries, affiliates, agents, predecessors and successors and all its past and present directors, officers and employees by reason of any event, matter, cause or thing prior to the date hereof (hereinafter "EXECUTIVE CLAIMS"). You understand and accept that this Agreement specifically covers, but is not limited to, any and all Executive Claims which you have or may have against the Company relating in any way to the Employment Agreement (as defined in Section 7) or to compensation, or to any other terms, conditions or circumstances, including modifications, of your employment, or your role as a stockholder of the Company. Notwithstanding the foregoing, you do not waive any rights which you may be entitled to seek to enforce this Agreement or obtain benefits to which you are entitled under the Company's existing benefit plans or under law, or to seek indemnification with respect to liability incurred by you as an officer of the Company.

                  b. You acknowledge the release in this Section 4 shall extend to unknown, as well as known claims, and hereby waive the application of any provision of law, including, without limitation, Cal. Civ.
                           Code Section 1542 (West 1982 & 2000 Supp.), that purports to limit the scope of a general release.
                           Section 1542 of the California Civil Code provides:

                                    "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
                                    WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT
                                    TO EXIST IN HIS FAVOR AT THE TIME OF
                                    EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM
                                    MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT
                                    WITH THE DEBTOR."

                                    /s/  PS
                                    --------------
                                    Initial Here

      5)    Protective Covenants.

                  a. During the period beginning on the Effective Date and ending twelve months from your termination date with the Company, you agree that you shall not either directly or indirectly solicit, induce, attempt to hire, recruit, encourage, take away, hire any employee of the Company or cause an employee to leave his or her employment either to work with you or for any other entity or person. The foregoing covenant shall not be deemed to prohibit you from acquiring an investment of not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

                  b. You agree that you will continue to comply with the terms of the Proprietary Information and Inventions Agreement (the "INVENTIONS AGREEMENT"), attached hereto as EXHIBIT B, in accordance with its terms. Additionally, you will not at any time (whether during the period of your employment or at any time thereafter) disclose or use for your own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company, any trade secrets, confidential data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company, provided that the foregoing shall not apply to information which is known to the industry or the public other than as a result of your breach of this covenant. You agree that upon your termination of employment with the Company, you will immediately return to the Company all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its affiliates. You further agree that you will not retain or use for your account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or its affiliates.

      6)    Communications with the Public; No Disparagement.

                  a. The Company may issue a press release relating to your employment relationship with the Company substantially in the same form as that attached as EXHIBIT C.

                  b. You agree that, other than as may be required by law, you shall not make any disparaging statements or representations, in writing, orally, or otherwise, or take any action which would be considered by a reasonable person to be, directly or indirectly, disparaging to the Company, its successors or their officers, directors, employees, business or reputation.

                  c. The Company agrees that, other than as may be required by law, it shall not, and shall not authorize any officer, agent, employee or other representative of the Company to, make any disparaging statements or representations, in writing, orally, or otherwise, or take any action which would be considered by a reasonable person to be, directly or indirectly, disparaging to you concerning your performance of your duties while employed by the Company, your resignation of employment with the Company or the terms and conditions of this Agreement to anyone (other than the Company's legal counsel and accountants or as legally required to be disclosed in the Company's filings with the Securities and Exchange Commission or otherwise).

      7) Entire Agreement; Amendment. Except for the Inventions Agreement and an Employee Indemnification Agreement between you and the Company dated May 28, 1999 (the "INDEMNIFICATION AGREEMENT") attached as EXHIBIT D, this Agreement (i) shall supersede any and all agreements between you and the Company only with respect to the subject matter contained herein, including but not limited to the Key Employment Agreement dated May 27, 1999 between you and the Company attached as EXHIBIT E and (ii) contains the entire understanding of the parties with respect to the subject matter contained herein. This Agreement may not be altered, modified or amended except by a written agreement signed by both parties hereto.

      8) At-will Employment. You acknowledge that your employment with the Company as of the Effective Date and at any time thereafter is at-will, and may be terminated at any time by the Company, with or without prior notice to you.

      9) Effectiveness. This Agreement has been approved by the Company's Chief Executive Officer and is effective as of the Effective Date.

      10) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

      11) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

      12) Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement shall not be assignable by you and shall be assignable by the Company only to a direct or indirect wholly-owned subsidiary of the Company; provided, however, that no such assignment by the Company shall relieve the Company of any liability hereunder, whether accrued before or after such assignment.

      13) Acknowledgement. You acknowledge that you have carefully read this Agreement, fully understand and accept all of its provisions and sign it voluntarily of your own free will. You further acknowledge that you have been provided a full opportunity to review and reflect on the terms of this Agreement and to seek the advice of legal counsel of your choice.

      14) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

      15) Arbitration. The parties agree that any dispute regarding the interpretation or enforcement of this Agreement shall be decided by confidential, final and binding arbitration conducted by Judicial Arbitration and Mediation Services ("JAMS") under the then existing JAMS rules rather than by litigation in court, trial by jury, administrative proceeding or in any other forum. The filing fees and arbitrator's fees and costs in such arbitration will be borne by the prevailing party. The parties will be entitled to reasonable discovery of essential matters as determined by the arbitrator. In the arbitration, the parties will be entitled to all remedies that would have been available if the matter were litigated in a court of law

      16) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                       VERITAS SOFTWARE CORPORATION


                                       By:   /s/ GARY BLOOM
                                             -----------------------------------
                                             Name:   Gary Bloom
                                             Title:  Chairman, CEO and President

AGREED AND ACCEPTED:

By:    /s/ PAUL SALLABERRY
       ------------------------------
      Paul Sallaberry


Effective Date:   January 20, 2003

                                    EXHIBIT A

                    SEPARATION AND GENERAL RELEASE AGREEMENT

         This agreement supplements the Employment Agreement between Paul Sallaberry ("YOU") and VERITAS Software Corporation and its affiliates and subsidiaries (together, the "COMPANY") dated January 20, 2003 (the "EMPLOYMENT AGREEMENT"). In addition to the terms and conditions of the Employment Agreement, which terms and conditions the parties hereby acknowledge and assent to, and for valuable consideration offered and received, the parties agree as follows:

      1)    Release.

                  a. You agree to and do fully and completely release, discharge and waive any and all claims, complaints, causes of action or demands of whatever kind which you have or may have against the Company, its subsidiaries, affiliates, agents, predecessors and successors and all its past and present directors, officers and employees by reason of any event, matter, cause or thing prior to the date hereof (hereinafter "EXECUTIVE CLAIMS"). You understand and accept that this Supplemental Agreement specifically covers, but is not limited to, any and all Executive Claims which you have or may have against the Company relating in any way to the Employment Agreement (as defined in Section 7) or to compensation, or to any other terms, conditions or circumstances, including modifications, of your employment, or your role as a stockholder of the Company. Notwithstanding the foregoing, you do not waive any rights which you may be entitled to seek to enforce this Agreement, the Employment Agreement or obtain benefits to which you are entitled under the Company's existing benefit plans or under law, or to seek indemnification with respect to liability incurred by you as an officer of the Company.

                  a. You acknowledge the release in this Agreement shall extend to unknown, as well as known claims, and hereby waive the application of any provision of law, including, without limitation, Cal. Civ.
                           Code Section 1542 (West 1982 & 2000 Supp.), that purports to limit the scope of a general release.
                           Section 1542 of the California Civil Code provides:

                                    "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
                                    WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT
                                    TO EXIST IN HIS FAVOR AT THE TIME OF
                                    EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM
                                    MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT
                                    WITH THE DEBTOR."

                                    -------------
                                    Initial Here

                                         VERITAS SOFTWARE CORPORATION


                                         By:
                                              ---------------------------
                                              Name:
                                              Title:


AGREED AND ACCEPTED:

By:
       --------------------------
       Paul Sallaberry

Effective Date: ____________________

                                                                       Exhibit B

                              AGREEMENT CONCERNING
                     CERTAIN DUTIES OF VERITAS EMPLOYMENT:
                   INVENTIONS, TRADE SECRETS, AND DISCLOSURES

This EMPLOYEE AGREEMENT when signed below by me, an employee of VERITAS Software Corporation ("VERITAS") is my agreement with VERITAS regarding inventions, trade secrets, works of authorship, proprietary information, proprietary materials, and other terms and conditions of employment (the "Agreement").

In consideration of my Employment or of my continued employment, with VERITAS, I agree that:

1. Either during or after my employment with VERITAS, I will not disclose to anyone outside of VERITAS, nor use in other than VERITAS' business, except with the prior written permission of an officer of the corporation, any invention, trade secret, work of authorship, proprietary information or proprietary materials that relates in any manner to any VERITAS actual or anticipated business, research, development, product, device, or activity, or that is received in confidence by or for VERITAS from any other person. "Proprietary Information" includes but is not limited to inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information, customer lists and any other nonpublic technical or business information which I know or have reason to know VERITAS would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesirable publicity. Examples of "inventions" include, but are not limited to, original works of authorship, formulas, processes, computer programs, databases, trade secrets, mechanical and electronic hardware, computer languages, user interfaces, documentation, marketing and new product plans, production processes, advertising, packaging and marketing techniques, and improvements to anything. Upon termination of my employment with VERITAS, I will promptly deliver to VERITAS all documents and materials of any nature pertaining to my work with VERITAS and I will not take with me any documents or materials or copies thereof containing any Proprietary Information.

2. I represent that my performance of all the terms of this Agreement and my duties as an employee of VERITAS will not breach any Proprietary Information, invention, assignment or similar agreement with any former employer or other party. I represent that I will not bring with me to VERITAS or use in the performance of my duties for VERITAS any documents or materials of a former employer or any other person that are not generally available to the public.

3. During my employment with VERITAS, I will not engage in any other employment, occupation, consultation, or other activity relating to any actual or anticipated business, research, development, product, service or activity of VERITAS, or which otherwise conflicts with my obligations to VERITAS, without first informing an executive corporate officer of VERITAS about any such activity to ensure that all parties agree that no conflict exists. If new conflicts arise with respect to my obligations to VERITAS pursuant to Paragraph 10(d) of this Agreement, then VERITAS agrees to advise me of those conflicts. The specific actions for resolving these new conflicts will be agreed upon after I have been advised of this conflict.

4. I hereby assign and agree to assign to VERITAS my entire right, title, and interest in any Proprietary Information, invention, trade secret, work of authorship, or proprietary materials hereafter made or conceived solely by me or jointly with others and any associated patents, patent applications, copyrights, trade secret rights, mask work rights, rights of proprietary and other intellectual property rights which:

   a. were developed while working for VERITAS in an executive, managerial, planning, technical, research, engineering, development, manufacturing, programming, sales, marketing, system service, repair, or other capacity, using equipment, supplies, facilities or trade secrets of VERITAS; and

   b. relates in any manner at the time of conception or reduction to practice to any VERITAS actual or anticipated business, research, development, product, service, or activity, or is suggested by or results from any task assigned to me or work performed by me for or on behalf of VERITAS, and

   c. was not developed entirely on my own time.




                                               Terms in Conditions of Employment
                                                                    Rev. 10/4/94

5. I have been notified and understand that the provisions of Section 4 do not apply to any invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which states as follows:

    a. ANY PROVISIONS IN AN EMPLOYMENT AGREEMENT WHICH PROVIDE THAT AN EMPLOYEE SHALL ASSIGN, OR OFFER TO ASSIGN, ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER'S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER:

        (i) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE EMPLOYER'S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYER; OR

        (ii) RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER.

    b.  TO THE EXTENT A PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO
        REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER SUBDIVISION (a), THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.

6. In connection with any Proprietary Information, invention, trade secret, work of authorship and/or proprietary materials assigned or to be assigned to VERITAS pursuant to Paragraph 4 of this Agreement:

    a. I will, disclose promptly in writing all such Proprietary Information, inventions, trade secrets, works of authorship, or proprietary materials upon conception, creation, or my otherwise becoming aware thereof to my immediate superior, with copies to the Senior Vice President of Engineering and the legal department, whether or not they are patentable or copyrightable or protectable as trade secrets or mask works, that are made or conceived or first reduced to practice or created by me, either alone or jointly with others, during the period of my employment whether or not in the course of my employment.

     b. I will, at VERITAS' request, promptly execute a specific irrevocable assignment of title to VERITAS, and do whatever is deemed necessary or advisable by VERITAS to secure and maintain for VERITAS a patent, copyrights, or other proprietary interest in Proprietary Information, such invention, trade secret, work of authorship, or other proprietary interest in such Proprietary Information, invention, trade secret, work of authorship, or proprietary materials, and with respect to any associated patents, patent applications, copyrights, trade secret rights, mask work rights, rights of priority and other intellectual property rights, in the United States and in foreign countries both during and after my employment with VERITAS.

     c. I hereby irrevocably transfer and assign to VERITAS any and all "Moral Rights" (as defined below) that I may have in or with respect to any invention. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any invention, even after termination of my work on behalf of VERITAS. "Moral Rights" means any rights of paternity or integrity, any right to claim authorship of any invention, to object to any distortion, mutilation or other modification of, or other derogatory action in relation to, any invention, whether or not such would be prejudicial to my honor or reputation, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right".

     d. I acknowledge that any computer program, any programming documentation, and any other work of authorship that falls within the scope of sections (a) and (c) under paragraph 4 of this Agreement is a "work made for hire," and that VERITAS owns all the rights comprised in the copyrights for such work.

7. I agree to make and maintain adequate and current written records, in a form specified by VERITAS, of all Proprietary Information inventions, trade secrets, works of authorship, proprietary information, and proprietary materials assigned or to be assigned to VERITAS pursuant to paragraph 4 of this Agreement; and upon the termination of my employment with VERITAS, I agree to surrender to VERITAS all such records and all other tangible items and evidence relating thereto.

8. In further consideration of this Agreement, VERITAS hereby agrees that I may use VERITAS facilities, equipment and other resources for work on inventions and works of authorship, not coming within the provisions of paragraph 4, so long as these activities do not impact my work schedule, the work schedule of other employees, or otherwise amount to excessive use of such resources. VERITAS recognizes that my professional development and standing in the community of software developers is enhanced by such activity.

9. I have attached (as Exhibit A hereto) a complete list of all inventions and works of authorship, if any, patented or unpatented, including a brief identification of all unpatented inventions and works of authorship that I made prior to my employment at VERITAS and which are to be excluded from assignment to VERITAS under this Agreement ("Prior Products"). I hereby certify that I have no continuing obligations with respect to assignment of such Prior Products to any previous employers, nor do I claim any previous unpatented inventions within the scope of this Agreement as my own, except those which I have listed below. I agree to not use VERITAS' Proprietary Information proprietary inventions, or works of authorship, or information in making future improvements or revisions to these Prior Products, without the express written approval of a corporate officer of VERITAS.

     I hereby grant to VERITAS a non-exclusive, perpetual, irrevocable, royalty-free, worldwide license, with rights to sublicense, to use, modify, copy, prepare derivative works of and distribute any VERITAS products that contain all or any portion of such Prior Products(s). I further understand that any improvements, whether patentable or not, made on the listed inventions after commencement of my employment by VERITAS are assigned or are to be assigned to VERITAS to the extent that such improvements are covered by the provisions of paragraph 4 of this Agreement.

10. During my employment with VERITAS, I may add an invention to the invention list described in paragraph 9 in the following way:

     a. I shall provide, in writing, a brief description and title of the new invention to a corporate officer of VERITAS. This description is hereafter called the NEW INVENTION NOTICE.

     b. A review period shall be provided for a new invention. The review period shall start on the business day following the receipt of a NEW INVENTION NOTICE by a VERITAS corporate officer. This period is hereafter called the NEW INVENTION REVIEW PERIOD.

     c. During the NEW INVENTION REVIEW PERIOD, VERITAS may ask questions, in writing, with regard to the new invention and the provisions of paragraph 3. I agree to respond, in writing, to all such questions. In addition, I agree that any delays introduced by my response shall be added to the length of the NEW INVENTION REVIEW PERIOD.

     d. If a new invention comes within the provisions of paragraph 3, and VERITAS provides written notice thereof, along with an explanation, to me during the review period, then the new invention shall not be added to the list of inventions or works of authorship described by paragraph 7. If no such written notice regarding a new invention is received within thirty (30) days of the NEW INVENTION NOTICE, then the new invention or work of authorship shall be excluded from assignment to VERITAS under this Agreement.

11. I understand that VERITAS, from time to time, may have agreements with other persons, companies or with the United States Government or agencies thereof which impose obligations or restrictions on VERITAS regarding Proprietary Information inventions, trade secrets, works of authorship, and proprietary materials made during the course of work under such agreements or regarding the confidential nature of such work. I agree to be bound by all such obligations and any applicable United States laws or regulations.

                                              Terms and Conditions of Employment
                                                                    Rev. 10/4/94
                                                                          Page 3

12. I hereby authorize VERITAS to notify others, including but not limited to customers of VERITAS, or my future employers, of the terms of this Agreement and my responsibilities hereunder.

13. In the event of any violation of this Agreement by me, and in addition to any relief or remedies to which VERITAS is entitled, I agree that VERITAS shall have the right to an immediate injunction, and shall have the right to recover the reasonable attorney's fees and court costs expended in connection with any litigation instituted to enforce this Agreement. I agree that any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. I further agree that if one or more provision of this Agreement are held to be unenforceable under applicable California law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

14. "VERITAS" as used in this Agreement includes any and all subsidiaries and affiliated companies of VERITAS Software Corporation, and this Agreement shall inure to the benefit of any successors in interest or of any assignees of VERITAS.

15. During the term of my employment and for one (1) year thereafter, I will not encourage or solicit any employee of VERITAS to leave VERITAS for any reason. However, this obligations shall not affect any responsibility I may have as an employee of VERITAS with respect to the bona fide hiring and firing of Company personnel.

16. Any dispute or claim, whether based on contract, tort, or otherwise, relating to or arising out of my employment by VERITAS shall be submitted by the parties to arbitration by the American Arbitration Association in the City of San Francisco, State of California and shall be subject to final and binding arbitration. The arbitrator shall have jurisdiction to determine any such claim, and may grant any relief authorized by law. The award rendered by the arbitrator shall include costs of arbitration, reasonable attorney's fees and reasonable costs for expert and other witnesses; provided however that nothing in this Agreement shall be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy) from the courts as necessary. The parties shall be entitled to discovery as provided in the Code of Civil Procedure of the State of California, whether or not the California Arbitration Act is deemed to apply to said provision.

17. I understand that this Agreement does not constitute a contract of employment or obligate VERITAS to employ me for any stated period of time. I understand that my employment with VERITAS is at will and may be terminated by VERITAS at any time and for any reason, with or without cause.

18. I acknowledge receipt of a copy of this Agreement and agree that with respect to the subject matter hereof, it is my entire agreement with VERITAS, superseding any previous oral or written communications, representations, undertaking, or agreements with VERITAS or any official or representative thereof. This agreement may not be modified or changed except in a writing signed by the employee and an officer of the corporation.

IN WITNESS WHEREOF, the parties have entered into this Agreement on this 23 day of May 1997.

     VERITAS SOFTWARE CORPORATION                        EMPLOYEE

By  /s/ KRISTIN CRANE                         /s/ PAUL SALLABERRY
   -------------------------------------    ------------------------------------
                                                        Signature

Its Sr. Human Resources                       Paul Sallaberry
   -------------------------------------    ------------------------------------
                                                       (Please Print)

                                   EXHIBIT A

                         (AS REFERENCED IN PARAGRAPH 9)

                           DESCRIPTION OF INVENTIONS

                       BEFORE VERITAS SOFTWARE EMPLOYMENT

                           (IF NONE, PLEASE SO STATE)

     TITLE OF DOCUMENT                     DATE OF DOCUMENT                   NAME OF WITNESS
     -----------------                     ----------------                   ---------------
           NONE
-------------------------------       ---------------------------    --------------------------------

-------------------------------       ---------------------------    --------------------------------

-------------------------------       ---------------------------    --------------------------------

-------------------------------       ---------------------------    --------------------------------

-------------------------------       ---------------------------    --------------------------------

-------------------------------       ---------------------------    --------------------------------

-------------------------------       ---------------------------    --------------------------------

-------------------------------       ---------------------------    --------------------------------



          VERITAS SOFTWARE CORPORATION            EMPLOYEE:

By:       /s/ Kristin V. Crane                    /s/ Paul Sallaberry
          -----------------------------------     ------------------------------
                                                  (Signature)

Its:      Sr. Human Resources Adm                 Paul Sallaberry
          -----------------------------------     ------------------------------
                                                  (Please Print)

Date:            5/23/97                                     5/23/97
          -----------------------------------     ------------------------------
                                                  Employee No. & Date


                                              Terms and Conditions of Employment
                                                                    Rev. 10/4/94

                                                                       Exhibit C

PRESS RELEASE: FOR IMMEDIATE RELEASE

VERITAS ANNOUNCES PAUL SALLABERRY TO STEP DOWN AS HEAD OF WORLDWIDE FIELD OPERATIONS

Sallaberry to continue with company as EVP, Sales Strategy

MOUNTAIN VIEW, CALIF. - JANUARY 8, 2003 - VERITAS Software Corporation (Nasdaq:
VRTS), the leading storage software provider, today announced that Paul Sallaberry will step down from his current position as Executive Vice President of Worldwide Field Operations at the end of January. Sallaberry will continue with the company as Executive Vice President, Sales Strategy, assisting Gary Bloom, CEO, chairman and president, who will lead the sales organization in the interim period while a search for a replacement is conducted. The company anticipates announcing a successor within the next six months.

"Paul Sallaberry has contributed greatly over the past 10 years as VERITAS has grown into one of the leading software companies in the world," said Gary Bloom. "On behalf of our customers, shareholders and employees, I want to thank Paul for his unparalleled commitment to the success of the company."

"I am proud to have participated in creating one of the all time great software companies," said Paul Sallaberry. "This is a decision I have considered carefully over the past year and I believe this is an excellent time for me to hand over the reigns of the worldwide sales organization. I look forward to assisting Gary with the search for the ideal candidate for the global leadership role, while also focusing on the longer-term sales strategy for the company."

Bloom further commented, "Similar to other companies in the storage sector who have recently announced preliminary results, we enjoyed a strong 4th quarter finish. Our positive results for the year, combined with one of the best sales teams in the industry, positions us well for 2003." The company expects to announce its fourth quarter and annual results for 2002 on January 28, 2003.

ABOUT VERITAS SOFTWARE

With revenues of $1.5 billion in 2001, VERITAS Software ranks among the top 10 software companies in the world. VERITAS Software is the world's leading storage software company, providing data protection, storage management, high availability and disaster recovery software to 86 percent of the Fortune 500. VERITAS Software's corporate headquarters is located at 350 Ellis Street, Mountain View, CA 94043, tel: 650-527-8000, fax: 650-527-8050, e-mail:
vx-sales@veritas.com, Web site: www.veritas.com.

FOR MORE INFORMATION CONTACT:
Press Contacts:
Marlena Fernandez, Public Relations, VERITAS Software
(650) 527-3778, marlena.fernandez@veritas.com

Investor Contact:
Renee Budig, Investor Relations, VERITAS Software
(650) 527-4047, renee.budig@veritas.com

This press release may include estimates and forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties, including the risk that it will be more difficult than we anticipate to locate and hire a new sales executive; and the risk that our actual financial results for the fourth quarter and year ended December 31, 2002 may vary from our preliminary expectations as a result of adjustments arising out of our year-end financial closing and preparation of our financial statements. For more information regarding potential risks, see the "Factors That May Affect Future Results" section of our most recent report on Form 10-K and Form 10-Q on file with the SEC. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Copyright 2002 VERITAS Software Corporation. All rights reserved. VERITAS, the VERITAS Logo and all other VERITAS product names and slogans are trademarks or registered trademarks of VERITAS Software Corporation. VERITAS and the VERITAS Logo Reg. U.S. Pat. & Tm. Off. Other product names and/or slogans mentioned herein may be trademarks or registered trademarks of their respective companies.

                                                                       Exhibit D


                          VERITAS SOFTWARE CORPORATION

                               INDEMNITY AGREEMENT

      This Indemnity Agreement (this "Agreement"), dated as of May 28, 1999 is made by and between VERITAS Software Corporation, a Delaware corporation (the "COMPANY"), and Paul A. Sallaberry, a director and/or officer of the Company (the "INDEMNITEE").

                                    RECITALS

      A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance and/or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

      B. Based upon their experience as business managers, the Board of Directors of the Company (the "BOARD") has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company, and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company contractually to indemnify officers and directors and to assume for itself maximum liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company;

      C. Section 145 of the General Corporation Law of Delaware, under which the Company is organized ("SECTION 145"), empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive; and

      D. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern for claims for damages arising out of or related to such services to the Company.

      NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

      1.    DEFINITIONS.

            1.1 Agent. For the purposes of this Agreement, "agent" of the Company means any person who is or was a director or officer of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interest of the Company or a subsidiary of the Company as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or an affiliate of the Company; or was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the Company, including, without limitation, VERITAS Software Corporation, a California corporation and OpenVision Technologies, Inc., a Delaware corporation, or was a director or officer of another enterprise or affiliate of the Company at the request of, for the convenience of, or to represent the interests of such predecessor corporation. The term "enterprise" includes any employee benefit plan of the Company, its subsidiaries, affiliates and predecessor corporations.

            1.2 Expenses. For purposes of this Agreement, "expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement, Section 145 or otherwise; provided, however, that expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a proceeding.

            1.3 Proceeding. For the purposes of this Agreement, "proceeding" means any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

            1.4 Subsidiary. For purposes of this Agreement, "subsidiary" means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more of its subsidiaries or by one or more of the Company's subsidiaries.

      2. AGREEMENT TO SERVE. The Indemnitee agrees to serve and/or continue to serve as an agent of the Company, at the will of the Company (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an agent of the Company, faithfully and to the best of his ability, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the charter documents of the Company or any subsidiary of the Company; provided, however, that the Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that the Indemnitee may have assumed apart from this Agreement), and the Company or any subsidiary shall have no obligation under this Agreement to continue the Indemnitee in any such position.

      3. DIRECTORS' AND OFFICERS' INSURANCE. The Company shall, to the extent that the Board determines it to be economically reasonable, maintain a policy of directors' and officers' liability insurance ("D&O INSURANCE"), on such terms and conditions as may be approved by the Board.

      4. MANDATORY INDEMNIFICATION. Subject to Section 9 below, the Company shall indemnify the Indemnitee:

            4.1 Third Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

            4.2 Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, against any amounts paid in settlement of any such proceeding and all expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of his duty to the Company, unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the Court of Chancery or such other court shall deem proper; and

            4.3 Exception for Amounts Covered by Insurance. Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) to the extent such have been paid directly to the Indemnitee by D&O Insurance.

      5. PARTIAL INDEMNIFICATION AND CONTRIBUTION.

            5.1 Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a proceeding but is not entitled, however, to indemnification for all of the total amount thereof, then the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled to indemnification.

            5.2 Contribution. If the Indemnitee is not entitled to the indemnification provided in Section 4 for any reason other than the statutory limitations set forth in the Delaware General Corporation Law, then in respect of any threatened, pending or completed proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such proceeding), the Company shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

      6. MANDATORY ADVANCEMENT OF EXPENSES.

            6.1 Advancement. Subject to Section 9 below, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company or by reason of anything done or not done by him in any such capacity. The Indemnitee hereby undertakes to promptly repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Certificate of Incorporation or Bylaws of the Company, the General Corporation Law of Delaware or otherwise. The advances to be made hereunder shall be paid by the Company to the Indemnitee within thirty (30) days following delivery of a written request therefor by the Indemnitee to the Company.

            6.2 Exception. Notwithstanding the foregoing provisions of this
      Section 6, the Company shall not be obligated to advance any expenses to the Indemnitee arising from a lawsuit filed directly by the Company against the Indemnitee if an absolute majority of the members of the Board reasonably determines in good faith, within thirty (30) days of the Indemnitee's request to be advanced expenses, that the facts known to them at the time such determination is made demonstrate clearly and convincingly that the Indemnitee acted in bad faith. If such a determination is made, the Indemnitee may have such decision reviewed by another forum, in the manner set forth in Sections 8.3, 8.4 and 8.5 hereof, with all references therein to "indemnification" being deemed to refer to "advancement of expenses," and the burden of proof shall be on the Company to demonstrate clearly and convincingly that, based on the facts known at the time, the

      Indemnitee acted in bad faith. The Company may not avail itself of this
      Section 6.2 as to a given lawsuit if, at any time after the occurrence of the activities or omissions that are the primary focus of the lawsuit, the Company has undergone a change in control. For this purpose, a change in control shall mean a given person or group of affiliated persons or groups increasing their beneficial ownership interest in the Company by at least twenty (20) percentage points without advance Board approval.

      7. NOTICE AND OTHER INDEMNIFICATION PROCEDURES.

            7.1 Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

            7.2 If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7.1 hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such D&O Insurance policies.

            7.3 In the event the Company shall be obligated to advance the expenses for any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that: (a) the Indemnitee shall have the right to employ his own counsel in any such proceeding at the Indemnitee's expense; (b) the Indemnitee shall have the right to employ his own counsel in connection with any such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (c) if (i) the employment of counsel by the Indemnitee has been previously authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of the Indemnitee's counsel shall be at the expense of the Company.

      8. DETERMINATION OF RIGHT TO INDEMNIFICATION.

            8.1 To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 4.1 or
      4.2 of this Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against expenses actually and reasonably incurred by him in connection with the investigation, defense or appeal of such proceeding, or such claim, issue or matter, as the case may be.

            8.2 In the event that Section 8.1 is inapplicable, or does not apply to the entire proceeding, the Company shall nonetheless indemnify the Indemnitee unless the Company shall prove by clear and convincing evidence to a forum listed in Section 8.3 below that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.

            8.3 The Indemnitee shall be entitled to select the forum in which the validity of the Company's claim under Section 8.2 hereof that the Indemnitee is not entitled to indemnification will be heard from among the following, except that the Indemnitee can select a forum consisting of the stockholders of the Company only with the approval of the Company:

            (a) A quorum of the Board consisting of directors who are not parties to the proceeding for which indemnification is being sought;

            (b) The stockholders of the Company;

            (c) Legal counsel mutually agreed upon by the Indemnitee and the Board, which counsel shall make such determination in a written opinion;

            (d) A panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected; or

            (e) The Court of Chancery of Delaware or other court having jurisdiction of subject matter and the parties.

            8.4 As soon as practicable, and in no event later than thirty (30) days after the forum has been selected pursuant to Section 8.3 above, the Company shall, at its own expense, submit to the selected forum its claim that the Indemnitee is not entitled to indemnification, and the Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.

            8.5 If the forum selected in accordance with Section 8.3 hereof is not a court, then after the final decision of such forum is rendered, the Company or the Indemnitee shall have the right to apply to the Court of Chancery of Delaware, the court in which the proceeding giving rise to the Indemnitee's claim for indemnification is or was pending or any other court of competent jurisdiction, for the purpose of appealing the decision of such forum, provided that such right is executed within sixty (60) days after the final decision of such forum is rendered. If the forum selected in accordance with Section 8.3 hereof is a court, then the rights of the Company or the Indemnitee to appeal any decision of such court shall be governed by the applicable laws and rules governing appeals of the decision of such court.

            8.6 Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 8 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims and/or defenses of the Indemnitee in any such proceeding was frivolous or not made in good faith.

      9. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

            9.1 Claims Initiated by Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings specifically authorized by the Board or brought to establish or enforce a right to indemnification and/or advancement of expenses arising under this Agreement, the charter documents of the Company or any subsidiary or any statute or law or otherwise, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or

            9.2 Unauthorized Settlements. To indemnify the Indemnitee hereunder for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld; or

            9.3 Securities Law Actions. To indemnify the Indemnitee on account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section l6(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or

            9.4 Unlawful Indemnification. To indemnify the Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful. In this respect, the Company and the Indemnitee have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication.

      10. NON-EXCLUSIVITY. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Certificate of Incorporation or Bylaws, the vote of the Company's stockholders or disinterested directors, other agreements or otherwise, both as to action in the Indemnitee's official capacity and to action in another capacity while occupying his position as an agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

      11. GENERAL PROVISIONS

            11.1 Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to the Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein.

            11.2 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 11.1 hereof.

            11.3 Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

            11.4 Subrogation. In the event of full payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary or desirable to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

            11.5 Counterparts. This Agreement may be executed in one or more counter-parts, which shall together constitute one agreement.

            11.6 Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

            11.7 Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given:
      (a) if delivered by hand and receipted for by the party addressee; or (b) if mailed by certified or registered mail, with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.

            11.8 Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

            11.9 Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

            11.10 Attorneys' Fees. In the event Indemnitee is required to bring any action to enforce rights under this Agreement (including, without limitation, the expenses of any Proceeding described in Section 3), the Indemnitee shall be entitled to all reasonable fees and expenses in bringing and pursuing such action, unless a court of competent jurisdiction finds each of the material claims of the Indemnitee in any such action was frivolous and not made in good faith.

      IN WITNESS WHEREOF, the parties hereto have entered into this Indemnity Agreement effective as of the date first written above.


VERITAS SOFTWARE CORPORATION              INDEMNITEE:

By: /s/ JAY A. JONES                       By: /s/ Paul A. Sallaberry
    -----------------------------------        --------------------------------

Title: Senior Vice President, Chief
Administrative Officer and Secretary

Address: 1600 Plymouth Street              Address:
         ------------------------------            ----------------------------

          Mountain View, CA 94043
---------------------------------------    ------------------------------------

                                                                      Exhibit E



                             KEY EMPLOYEE AGREEMENT

     THIS KEY EMPLOYEE AGREEMENT, dated as of the 27th day of May, 1999, is by and between New VERITAS Software Corporation, a Delaware corporation ("New VERITAS" or the "Company"), and Paul A. Sallaberry (the "Employee")

                                    RECITALS

     A. Employee is employed as a key employee VERITAS Software Corporation ("VERITAS").

     B. VERITAS. New VERITAS, Seagate Technology, Inc., Seagate Software, Inc. ("SSI") and certain of their subsidiaries have entered into an Agreement and Plan of Reorganization dated as of October 5, 1998, as amended and restated on April 15, 1999 (the "Reorganization Agreement"), pursuant to which certain assets of SSI will be contributed to New VERITAS and VERITAS will become a wholly owned subsidiary of New VERITAS; and

     C. The Company and Employee wish to enter into this Key Employee Agreement relating to Employee's contemplated employment with the Company

     NOW, THEREFORE, IT IS HEREBY AGREED by and between the parties hereto as follows:

     1. EMPLOYMENT

          (a) Duties. The Company agrees to employ Employee as Senior Vice President of Worldwide Sales of the Company, and Employee agrees to perform such reasonable responsibilities and duties as may be required of him by the Company. During the Employment Term (as defined in subsection (b) below). Employee shall carry out his duties and responsibilities hereunder in a diligent and competent manner and shall devote his full business time, attention and energy thereto.

          (a) Term. The term of Employee's employment under this Agreement (the "Employment Term") shall commence on the Effective Time (as defined in the Reorganization Agreement) and shall terminate twelve (12) months after the Effective Time Employee's employment with the Company shall be "at-will," as defined under applicable law. At the end of the Employment Term, Employee's employment shall continue on a month to month basis on the terms and conditions set forth in this Agreement.

          (b) Place of Employment. During the Employment Term, Employee shall render his services at the offices of the Company located in Mountain View, California. Employee shall do such traveling as shall be reasonably necessary in connection with his duties and responsibilities hereunder and Employee shall be reimbursed for all reasonable travel and business expenses.

     2. COMPENSATION AND BENEFITS.

          (a) Cash Compensation. The Company shall pay Employee as compensation for his services a base salary at the annualized rate of $225,000, along with such performance bonus amounts as the Board of Directors or the Compensation Committee of the Company (the "Board") shall authorize, in its discretion, from time to time. Such salary shall be reviewed at least annually and shall be increased from time to time subject to accomplishment of such performance goals and objectives as may be established from time to time by the Board. Such compensation shall be subject to applicable tax withholding and shall be paid periodically in accordance with normal Company payroll practices. The Employee's base salary specified in this Section 2(a), together with any increases in such base salary that the Board may grant from time to time, is referred to in this Agreement as "Base Compensation."

          (b) Employee Benefits. Employee shall be eligible to participate in employee benefit plans and executive compensation programs maintained by the Company applicable to key employees of the Company, including (without limitation) retirement plans, savings or profit sharing plans, deferred compensation plans, supplemental retirement or excess-benefit plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee administering such plan or program.

     3. SEVERANCE PAYMENTS.

          (a) Termination Prior to the Last Day of the Employment Term. If, prior to the last day of the Employment Term, Employee's employment terminates as a result of an Involuntary Termination (as defined below), then Employee shall receive the following severance benefits from the Company in lieu of any other benefits whether or not under this Agreement:

               (i) Severance Payment. A cash payment in an amount equal to the sum of (A) six (6) months of the Employee's Base Compensation, (B) any unpaid quarterly bonuses earned by Employee with respect to a previous quarter and (C) fifty percent (50%) of Employee's target bonus for the fiscal year of the Company in which such termination occurs. Such cash payment shall be paid in equal installments over the length of the Consulting Period (as defined in Section 3(a)(iii));

               (ii) Continued Employee Benefits. Health, dental and life insurance coverage at the same level of coverage and with the same percentage of Company-paid coverage as was provided to Employee immediately prior to the Involuntary Termination (the "Company-Paid Coverage"). If such coverage included Employee's dependents immediately prior to the Involuntary Termination, such dependents shall also be included in the Company-Paid Coverage. Company-Paid Coverage shall continue until the earlier of (i) six (6) months from the date of the termination of employment or (ii) the date that Employee and his dependents become covered under group health, dental and life insurance plans, as applicable, that provide Employee and his dependents with comparable benefits and levels of coverage. For purposes of the Consolidated Budget Reconciliation

Act of 1985, as amended ("COBRA"), the date of the "qualifying event" for Employee and his dependents shall be the date upon which the Company-Paid Coverage terminates; and

               (iii) Consulting Relationship. The Company agrees to retain Employee as a consultant to the Company for the period commencing with the date of the Involuntary Termination and ending (i) twelve (12) months after the date of the Involuntary Termination if the date of the Involuntary Termination is less than or equal to six (6) months after the Effective Date (as defined in the Reorganization Agreement) and (ii) nine (9) months after the date of the Involuntary Termination if the date of the Involuntary Termination is more than six (6) months after the Effective Date (as defined in the Reorganization Agreement) (the "Consulting Period"). During the Consulting Period, Employee shall report to the Board or its designee and shall be available to perform consulting services for the Company; provided, however, that the Company shall not require Employee to perform services for more than ten (10) hours in any one month during the Consulting Period. Only stock options received by Employee on May 28, 1999 and restricted stock held by Employee on May 28, 1999 shall continue to vest through the Consulting Period, and all such stock options shall remain exercisable for three months following the Consulting Period. Any incentive stock options held by Employee shall automatically convert into nonstatutory stock options three months and one day following the date of the Involuntary Termination, to the extent required by law.

          (b) Other Termination. In the event: (i) Employee's employment terminates by reason of Employee's voluntary resignation not resulting from an Involuntary Termination; (ii) (ii) the Company terminates Employee's employment after the last day of the Employment Term or (iii) Employees' termination by the Company for Cause. Employee shall not be entitled to receive any severance under Section 3(a) hereof or any other benefits except for those (if any) as may then be established under the Company's then-existing severance and benefits plans and policies at the time of such termination.

     4.   COVENANTS NOT TO COMPETE AND NOT TO SOLICIT.

     (a) Until the end of the Consulting Period as provided for in Section 3 and only to the extent Employee receives severance benefits under Section 3, upon an Involuntary Termination, the Employee agrees that he shall not be, on his own behalf, or as owner, manager, advisor, principal, agent, partner, consultant, director, officer, stockholder or employee of any Restricted Business, or without the express written authorization of the Company. The foregoing covenant shall not be deemed to prohibit Employee from acquiring an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association. Should Employee waive any severance benefits provided pursuant to Section 3, this covenant not to compete in this Section 4(a) shall not apply to Employee.

          (b) Until one year after termination of Employee's employment, upon the termination of Employee's employment with the Company for any reason, Employee agrees that he shall not either directly or indirectly solicit, induce, attempt to hire, recruit, encourage, take away, hire any employee of the Company or cause an employee to leave their employment either for Employee or for any other entity or person.

          (c) The Employee represents that he (i) is familiar with the foregoing covenants not to compete and not to solicit, and (ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

     5. DEFINITIONS. As used herein, the following terms shall have the meanings set forth below:

          (a) Involuntary Termination. "Involuntary Termination" shall mean after the Effective Time, (i) without Employee's express written consent, the reduction of Employee's duties, authority or responsibilities, relative to Employee's duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Employee of such reduced duties, authority or responsibilities; (ii) a reduction by the Company in the base salary of Employee as in effect immediately prior to such reduction; (iii) a reduction by the Company in the kind or level of target bonus opportunity to which Employee was entitled immediately prior to such reduction with the result that Employee's overall cash compensation package is significantly reduced; (iv) the relocation of Employee to a facility or a location more than thirty (30) miles from Employee's then present location, without Employee's express written consent; (v) any termination of Employee by the Company not for Cause; (vi) the failure of the Company to obtain the assumption of this agreement by any successors contemplated in Section 6(a) below; and (vii) any act or set of facts or circumstances that would under California case law or statute, constitute a constructive termination of Employee.

          (b) Cause. "Cause" for termination by Company of Employee's employment shall mean (A) the willful and continued failure by Employee to follow the lawful written directions of the Board after a written demand for substantial performance is delivered to Employee by the Board, which demand identifies the manner in which the Board believes that Employee has not substantially followed the Board's directions and provides thirty (30) days for Employee to comply with such demand; (B) the willful engagement by Employee in conduct which is demonstrably and materially injurious to Company or its subsidiaries and affiliates, monetarily or otherwise; or (C) a conviction, pleas of nolo contendere, guilty plea or confession by Employee to an act of fraud, misappropriation or embezzlement, or to a felony.

          (c) Restricted Business. "Restricted Business" shall mean a business (whether a firm, corporation or partnership) which has products which compete directly with New VERITAS' products; provided, however, that in the case of a company that has a division that is a Restricted Business, only the division shall be treated as a Restricted Business and not the entire company. For example, only the IBM division developing and selling data storage software is a Restricted Business and the rest of IBM shall not be a Restricted Business.

     6. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing to both parties and shall be deemed given on the date of delivery, if delivered, or three days after mailing, if mailed first-class mail, postage prepaid, (i) if to Employee, at the home address that he most recently communicated to the Company in writing; and (ii) if to the Company, at the Company's principal executive offices to the Chief Executive Officer's attention; or (iii) to such other address as any party hereto may designate by notice given as herein provided.

     7.   SUCCESSORS.

               (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 6(a) or which becomes bound by the terms of this Agreement by operation of law.

               (b) Employee's Successors. The terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     8. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California as applied to agreements entered into and performed within solely by residents of that state.

     9. NO DUTY TO MITIGATE. Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that Employee may receive from any other source.

     10. SEPARABILITY. In the event that any provision or provisions of this Agreement is held to be invalid or unenforceable by any court of law or otherwise, the remaining provisions of this Agreement shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein.

     11. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     12. AMENDMENTS. This Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by each party hereto.

     13. EFFECTIVENESS. This Agreement shall become effective and enforceable on the later of the date it is signed by both parties or the Effective Time (as defined in the Reorganization Agreement).

     14. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     15. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.






              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Key Employee Agreement of the date first written above.

                                        VERITAS HOLDING CORPORATION,
                                        A DELAWARE CORPORATION
                                        /S/ Mark Leslie
                                        ----------------------------
                                        Mark Leslie, Chief Executive
                                        Officer

                                        EMPLOYEE
                                        /S/ Paul A. Sallaberry
                                        ----------------------------
                                        Paul A. Sallaberry